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                   [REZNICK FEDDER & SILVERMAN LETTERHEAD]

                               August 5, 2003


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 of our reports dated March 13, 2003 on the audited financial statements of BCTC IV Assignor Corp. and Boston Capital Associates IV L.P., as of December 31, 2002. We also consent to the reference to our firm under the caption "Experts."

                                             REZNICK FEDDER & SILVERMAN

                                             /s/ Reznick Fedder & Silverman